                                                                    EXHIBIT 10.2

                          CHANGE OF CONTROL AGREEMENT

                                    between

                              ROBIN L. CARMICHAEL

                                      and

                              PROCYTE CORPORATION


                                  dated as of

                                APRIL 24, 1998




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                          CHANGE OF CONTROL AGREEMENT


     This Change of Control Agreement (this "Agreement"), dated as of April 24, 1998 is between PROCYTE CORPORATION, a Washington corporation (the "Company"), and ROBIN CARMICHAEL (the "Executive").

     The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its stockholders to ensure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined in Section
1.1 below) of the Company. The Board believes it is imperative to diminish the inevitable distraction of the Executive arising from the personal uncertainties and risks created by a pending or threatened Change of Control, to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Executive with reasonable compensation and benefit arrangements upon a Change of Control.

     In order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

1.  DEFINITIONS

     1.1  CHANGE OF CONTROL

     Shall have the definition set forth in Appendix A to this Agreement, which is hereby incorporated by reference.

     1.2  CHANGE OF CONTROL DATE

     Shall mean the first date on which a Change of Control occurs.

     1.3  EMPLOYMENT PERIOD

     Shall mean the two-year period commencing on the Change of Control Date and ending on the second anniversary of such date.

2.  TERM

     The term of this Agreement ("Term") shall be for a period of two (2) years from the date of this Agreement as first entered above, at which time this Agreement shall terminate without further action by either the Company or the Executive; provided, however, that if a Change of Control occurs during the Term, the Term shall automatically extend for the duration of the Employment Period.

3.  EMPLOYMENT

     3.1  EMPLOYMENT PERIOD

     During the Employment Period, the Company hereby agrees to continue the Executive in its employ or in the employ of its affiliated companies, and the Executive hereby agrees to remain in the employ of the Company or its affiliated companies, in accordance with the terms and provisions of this Agreement; provided, however, that either the Company or the Executive may terminate the employment relationship subject to the terms of this Agreement.

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

     3.2  POSITION AND DUTIES

     During the Employment Period, the Executive's position, authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 90-day period immediately preceding the Change of Control Date.

     3.3  LOCATION

     During the Employment Period, the Executive's services shall be performed at the Company's headquarters on the Change of Control Date or any office which is subsequently designated as the headquarters of the Company and is less than 30 miles from such location.

     3.4  EMPLOYMENT AT WILL

     The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company, the employment of the Executive by the Company or its affiliated companies is "at will" and may be terminated by either the Executive or the Company or its affiliated companies at any time with or without cause.
Moreover, if prior to the Change of Control Date, the Executive's employment with the Company or its affiliated companies terminates for any reason, then the Executive shall have no further rights under this Agreement; provided, however, that Company may not avoid liability for any termination payments which would have been required during the Employment Period pursuant to Section 8 below by terminating the Executive prior to the Employment Period where such termination is carried out in anticipation of a Change of Control and the principal motivating purpose is to avoid liability for such termination payments.

4.  ATTENTION AND EFFORT

     During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive will devote all of her productive time, ability, attention and effort to the business and affairs of the Company and the discharge of the responsibilities assigned to her hereunder, and will use her reasonable best efforts to perform faithfully and efficiently such responsibilities. It shall not be a violation of this Agreement for the Executive to (a) serve on corporate, civic or charitable boards or committees, (b) deliver lectures, fulfill speaking engagements or teach at educational institutions, and (c) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities in accordance with this Agreement. It is expressly understood and agreed that to the extent any such activities have been conducted by the Executive prior to the Employment Period, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) during the Employment Period shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

5. COMPENSATION

     As long as the Executive remains employed by the Company during the Employment Period, the Company agrees to pay or cause to be paid to the Executive, and the Executive agrees to accept in exchange for the services rendered hereunder by him, the following compensation:

     5.1  SALARY

     The Executive shall receive an annual base salary (the "Annual Base Salary"), at least equal to the annual salary established by the Board or the Compensation Committee of the Board (the "Compensation Committee") for the fiscal year in which the Change of Control Date occurs. The Annual Base Salary shall be paid in substantially equal installments and at the same intervals as the salaries of other executives of

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the Company are paid. The Board or the Compensation Committee shall review the
Annual Base Salary at least annually and shall determine in good faith and consistent with any generally applicable Company policy any increases for future years.

     5.2  BONUS

     In addition to Annual Base Salary, the Executive shall be awarded, for each fiscal year ending during the Employment Period, an annual bonus (the "Annual Bonus") in cash at least equal to the average annualized (for any fiscal year consisting of less than 12 full months) bonus paid or payable, including by reason of any deferral, to the Executive by the Company and its affiliated companies in respect of the three fiscal years immediately preceding the fiscal year in which the Change of Control Date occurs. Each such Annual Bonus shall be paid no later than 90 days after the end of the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus.

6.  BENEFITS

     6.1  INCENTIVE, RETIREMENT AND WELFARE BENEFIT PLANS; VACATION

     During the Employment Period, the Executive shall be entitled to participate, subject to and in accordance with applicable eligibility requirements, in such fringe benefit programs as shall be generally made available to other executives of the Company and its affiliated companies from time to time during the Employment Period by action of the Board (or any person or committee appointed by the Board to determine fringe benefit programs and other emoluments), including, without limitation, paid vacations; any stock purchase, savings or retirement plan, practice, policy or program; and all welfare benefit plans, practices, policies or programs (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans or programs).

     6.2  EXPENSES

     During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable employment expenses incurred by her in accordance with the policies, practices and procedures of the Company and its affiliated companies in effect for the executives of the Company and its affiliated companies during the Employment Period.

7.  TERMINATION

     During the Employment Period, employment of the Executive may be terminated as follows but, in any case, the nondisclosure provisions set forth in Section 10 hereof shall survive the termination of this Agreement and the termination of the Executive's employment with the Company:

     7.1  BY THE COMPANY OR THE EXECUTIVE

     At any time during the Employment Period, the Company may terminate the employment of the Executive with or without Cause (as defined below), and the Executive may terminate her employment for Good Reason (as defined below) or for any reason, upon giving Notice of Termination (as defined below).

     7.2  AUTOMATIC TERMINATION

     This Agreement and the Executive's employment during the Employment Period shall terminate automatically upon the death or Total Disability of the Executive. The term "Total Disability" as used herein shall mean the Executive's inability (with such accommodation as may be required by law and which places no undue burden on the Company), as determined by a physician selected by the Company and

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acceptable to the Executive, to perform the duties set forth in Section 3.2 hereof for a period or periods aggregating 120 calendar days in any 12-month period as a result of physical or mental illness, loss of legal capacity or any other cause beyond the Executive's control, unless the Executive is granted a leave of absence by the Board. The Executive and the Company hereby acknowledge that the duties specified in Section 3.2 hereof are essential to Executive's position and that Executive's ability to perform those duties is the essence of this Agreement.

     7.3  NOTICE OF TERMINATION

     Any termination by the Company or by the Executive during the Employment Period shall be communicated by Notice of Termination to the other party given in accordance with Section 12 hereof. The term "Notice of Termination" shall mean a written notice which (a) indicates the specific termination provision in this Agreement relied upon and (b) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

     7.4  DATE OF TERMINATION

     During the Employment Period, "Date of Termination" means (a) if the Executive's employment is terminated by reason of death, at the end of the calendar month in which the Executive's death occurs, (b) if the Executive's employment is terminated by reason of Total Disability, immediately upon a determination by the Company of the Executive's Total Disability, and (c) in all other cases, five days after the date of personal delivery or mailing of the Notice of Termination. The Executive's employment and performance of services will continue during such five-day period; provided, however, that the Company
                                           --------  -------
may, upon notice to the Executive and without reducing the Executive's compensation during such period, excuse the Executive from any or all of her duties during such period.

8.  TERMINATION PAYMENTS

     In the event of termination of the Executive's employment during the Employment Period, all compensation and benefits shall terminate except as specifically provided in this Section 8.

     8.1 TERMINATION BY THE COMPANY OTHER THAN FOR CAUSE OR BY THE EXECUTIVE FOR GOOD REASON

     If during the Employment Period the Company terminates the Executive's employment other than for Cause or the Executive terminates her employment for Good Reason, the Executive shall be entitled to:

(a) receive payment of the following accrued obligations (the "Accrued Obligations"):

     (i) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid;

     (ii) the product of (x) the Annual Bonus payable with respect to the fiscal year in which the Date of Termination occurs and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365; and

     (iii) any compensation previously deferred by the Executive (together with accrued interest or earnings thereon, if any) and any accrued vacation pay which would be payable under the Company's standard policy, in each case to the extent not theretofore paid;

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(a)  for one year after the Date of Termination, the Company shall pay the
     Executive's premiums for health insurance benefit continuation for Executive and her family members, if applicable, which the Company provides to the Executive under the provisions of the federal Comprehensive Omnibus Budget Reconciliation Act of 1986, as amended ("COBRA") to the extent that the Company would have paid such premiums had the Executive remained employed by the Company (such continued payment is hereinafter referred to as "COBRA Continuation"); and

(b) an amount as severance pay equal to one (1) times the Annual Base Salary for the fiscal year in which the Date of Termination occurs.

     8.2  TERMINATION FOR CAUSE OR OTHER THAN FOR GOOD REASON

     If during the Employment Period the Executive's employment shall be terminated by the Company for Cause or by the Executive for other than Good Reason, this Agreement shall terminate without further obligation on the part of the Company to the Executive, other than the Company's obligation to pay the Executive (a) her Annual Base Salary through the Date of Termination, (b) the amount of any compensation previously deferred by the Executive, and (c) any accrued vacation pay which would be payable under the Company's standard policy, in each case to the extent theretofore unpaid.

     8.3  EXPIRATION OF TERM

     In the case of a termination of the Executive's employment as a result of the expiration of the Term of this Agreement, this Agreement shall terminate without further obligation on the part of the Company to the Executive, other than the Company's obligation to pay the Executive the Accrued Obligations.

     8.4  TERMINATION BECAUSE OF DEATH OR TOTAL DISABILITY

     If during the Employment Period the Executive's employment is terminated by reason of the Executive's death or Total Disability, this Agreement shall terminate automatically without further obligation on the part of the Company to the Executive or her legal representatives under this Agreement, other than the Company's obligation to pay the Executive the Accrued Obligations (which shall be paid to the Executive's estate or beneficiary, as applicable in the case of the Executive's death), and to provide COBRA Continuation.

     8.5  PAYMENT SCHEDULE

     All payments of Accrued Obligations, or any portion thereof payable pursuant to this Section 8, shall be made to the Executive within ten working days of the Date of Termination. Any payments payable to the Executive pursuant to Section 8.1(c) shall be made to the Executive, at the Company's option, either (a) in a lump sum within ten working days of the Date of Termination; or
(b) in two equal payments, the first of which is made within ten working days of the Date of Termination and the second of which is made within six months of the Date of Termination.

     8.6  CAUSE

     For purposes of this Agreement, "Cause" means cause given by the Executive to the Company and shall include, without limitation, the occurrence of one or more of the following events:

(a) A clear refusal to carry out any material lawful duties of the Executive or any directions of the Board or senior management of the Company, all reasonably consistent with those duties described in Section 3.2 hereof;

(b) Persistent failure to carry out any lawful duties of the Executive described in Section 3.2 hereof or any directions of the Board or senior management reasonably consistent with those duties herein set forth to

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     be performed by the Executive, provided Executive has been given reasonable notice and opportunity to correct any such failure;

(c) Violation by the Executive of a state or federal criminal law involving the commission of a crime against the Company or any other criminal act involving moral turpitude;

(d) Current abuse by the Executive of alcohol or controlled substances; deception, fraud, misrepresentation or dishonesty by the Executive; or any incident materially compromising the Executive's reputation or ability to represent the Company with investors, customers or the public; or

(e) Any other material violation of any provision of this Agreement by the Executive, subject to the notice and opportunity to cure requirements of
     Section 11.

     8.7 GOOD REASON
     For purposes of this Agreement, "Good Reason" means

(a) The assignment to the Executive of any duties materially inconsistent with the Executive's position, authority, duties or responsibilities as contemplated by Section 3.2 hereof or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

(b) Any failure by the Company to comply with any of the provisions of Section 5 or Section 6 hereof, other than an isolated and inadvertent failure not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

(c) The Company's requiring the Executive to be based at any office or location other than that described in Section 3.3 hereof;

(d) Any failure by the Company to comply with and satisfy Section 13 hereof, provided that the Company's successor has received at least ten days' prior written notice from the Company or the Executive of the requirements of
     Section 13 hereof; or

(e) Any other material violation of any provision of this Agreement by the Company, subject to the notice and opportunity to cure requirements of
     Section 11.

     8.8  EXCESS PARACHUTE LIMITATION

     If either the Company or the Executive receives confirmation from the Company's independent tax counsel or its certified public accounting firm, or such other accounting firm retained as independent certified public accountants for the Company (the "Tax Advisor"), that any payment by the Company to the Executive under this Agreement or otherwise would be considered to be an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, or any successor statute then in effect (the "Code"), then the aggregate payments by the Company pursuant to this Agreement shall be reduced to the highest amount that may be paid to the Executive by the Company under this Agreement without having any portion of any amount payable to the Executive by the Company or a related entity under this Agreement or otherwise treated as such an "excess parachute payment", and, if permitted by applicable law and without adverse tax consequence, such reduction shall be made to the last payment due hereunder. Any payments made by the Company to the Executive under this Agreement which are later confirmed by the Tax Advisor to be "excess parachute payments" shall be considered by all parties to have been a loan by the Company to the Executive, which loan shall be repaid by the Executive

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upon demand together with interest calculated at the lowest interest rate authorized for such loans under the Code without a requirement that further interest be imputed.

9.  REPRESENTATIONS, WARRANTIES AND OTHER CONDITIONS

     In order to induce the Company to enter into this Agreement, the Executive represents and warrants to the Company as follows:

     9.1  HEALTH

     The Executive is in good health and knows of no physical or mental disability which, with any accommodation which may be required by law and which places no undue burden on the Company, would prevent her from fulfilling her obligations hereunder. The Executive agrees, if the Company requests, to submit to reasonable periodic medical examinations by a physician or physicians designated by, paid for and arranged by the Company. The Executive agrees that the examination's medical report shall be provided to the Company.

     9.2  NO VIOLATION OF OTHER AGREEMENTS

     The Executive represents that neither the execution nor the performance of this Agreement by the Executive will violate or conflict in any way with any other agreement by which the Executive may be bound.

10.  NONDISCLOSURE; RETURN OF MATERIALS

     10.1  NONDISCLOSURE

     Except as required by her employment with the Company, the Executive will not, at any time during the term of employment by the Company, or at any time thereafter, directly, indirectly or otherwise, use, communicate, disclose, disseminate, lecture upon or publish articles relating to any confidential, proprietary or trade secret information without the prior written consent of the Company. The Executive understands that the Company will be relying on this covenant in continuing the Executive's employment, paying her compensation, granting her any promotions or raises, or entrusting her with any information which helps the Company compete with others.

     10.2  RETURN OF MATERIALS

     All documents, records, notebooks, notes, memoranda, drawings or other documents made or compiled by the Executive at any time while employed by the Company, or in her possession, including any and all copies thereof, shall be the property of the Company and shall be held by the Executive in trust and solely for the benefit of the Company, and shall be delivered to the Company by the Executive upon termination of employment or at any other time upon request by the Company.

11.  NOTICE AND CURE OF BREACH

     Whenever a breach of this Agreement by either party is relied upon as justification for any action taken by the other party pursuant to any provision of this Agreement, other than clause (a), (b), (c) or (d) of Section 8.6 hereof, before such action is taken, the party asserting the breach of this Agreement shall give the other party at least ten days' prior written notice of the existence and the nature of such breach before taking further action hereunder and shall give the party purportedly in breach of this Agreement the opportunity to correct such breach during the ten-day period.

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12.  FORM OF NOTICE

     Every notice required by the terms of this Agreement shall be given in writing by serving the same upon the party to whom it was addressed personally or by registered or certified mail, return receipt requested, at the address set forth below or at such other address as may hereafter be designated by notice given in compliance with the terms hereof:

If to the Executive:    Robin L. Carmichael
                        13113 180th Avenue NE
                        Redmond Wa 98052

If to the Company:      ProCyte Corporation
                        8511 154th Avenue N.E., Bldg. A
                        Redmond, Washington  98052-3557
                        Attn:  President

With a copy to:         Perkins Coie
                        Attn:  James R. Lisbakken
                        1201 Third Avenue, 40th Floor
                        Seattle, Washington 98101-3099

or such other address as shall be provided in accordance with the terms hereof. Except as set forth in Section 7.4 hereof, if notice is mailed, such notice shall be effective upon mailing.

13.  ASSIGNMENT

     This Agreement is personal to the Executive and shall not be assignable by the Executive.

     The Company shall assign to and require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean ProCyte Corporation and any affiliated company or successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by contract, operation of law, or otherwise; and as long as such affiliated company or successor assumes and agrees to perform this Agreement, the termination of Executive's employment by one such entity and the immediate hiring and continuation of the Executive's employment by the Company or other affiliated company or successor shall not be deemed to constitute a termination or trigger any obligation under this Agreement. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

14.  WAIVERS

     No delay or failure by any party hereto in exercising, protecting or enforcing any of its rights, titles, interests or remedies hereunder, and no course of dealing or performance with respect thereto, shall constitute a waiver thereof. The express waiver by a party hereto of any right, title, interest or remedy in a particular instance or circumstance shall not constitute a waiver thereof in any other instance or

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circumstance.  All rights and remedies shall be cumulative and not exclusive of any other rights or remedies.

15.  AMENDMENTS IN WRITING

     No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure therefrom by either party hereto, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by the Company and the Executive, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the Company and the Executive.

16.  APPLICABLE LAW

     This Agreement shall in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the laws of the State of Washington, without regard to any rules governing conflicts of laws.

17.  ARBITRATION; ATTORNEYS' FEES

     Except in connection with enforcing Section 10 of this Agreement, for which legal and equitable remedies may be sought in a court of law, any dispute arising under this Agreement shall be subject to arbitration. The arbitration proceeding shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, conducted by one arbitrator either mutually agreed upon or selected in accordance with the AAA Rules. The arbitration shall be conducted in King County, Washington under the jurisdiction of the Seattle office of the American Arbitration Association. The arbitrator shall have authority only to interpret and apply the provisions of this Agreement, and shall have no authority to add to, subtract from, or otherwise modify the terms of this Agreement. Any demand for arbitration must be made within sixty (60) days of the event(s) giving rise to the claim that this Agreement has been breached. The arbitrator's decision shall be final and binding, and each party agrees to be bound to by arbitrator's award subject only to an appeal therefrom in accordance with the laws of the State of Washington. Either party may obtain judgment upon the arbitrator's award in the Superior Court of King, County, Washington.

     If it becomes necessary to pursue or defend any legal proceeding, whether in arbitration or court, in order to resolve a dispute arising under this Agreement, the prevailing party in any such proceeding shall be entitled to recover its reasonable costs and attorneys' fees.

18.  SEVERABILITY

     If any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, for any reason, including, without limitation, the duration of such provision, its geographical scope or the extent of the activities prohibited or required by it, then, to the full extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intent of the parties hereto as nearly as may be possible, (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof, and

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(c) any court or arbitrator having jurisdiction thereover shall have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law.

19.  ENTIRE AGREEMENT

     This Agreement on and as of the date hereof constitutes the entire agreement between the Company and the Executive with respect to the subject matter hereof and all prior or contemporaneous oral or written communications, understandings or agreements between the Company and the Executive with respect to such subject matter are hereby superseded and nullified in their entireties, except that the Proprietary Information and Invention Agreement between the Executive and the Company shall continue in full force and effect to the extent not superseded by Section 10 hereof.

20.  WITHHOLDING

     The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

21.  COUNTERPARTS

     This Agreement may be executed in counterparts, each of which counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed and entered into this Agreement effective on the date first set forth above.

PROCYTE CORPORATION                          EXECUTIVE

By /s/ John F. Clifford                    By /s/ Robin L. Carmichael
   ---------------------------                -------------------------------

Name  John F. Clifford                     Name /s/ Robin L. Carmichael
       -----------------------                  -----------------------------

Title  Chief Executive Officer             Title  V.P. Marketing
       -----------------------                  -----------------------------

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                                 APPENDIX A TO
                          CHANGE OF CONTROL AGREEMENT

     For purposes of this Agreement, a "Change of Control" shall mean:

     (a) A "Board Change" which, for purposes of this Agreement, shall have occurred if a majority (excluding vacant seats) of the seats on the Company's Board are occupied by individuals who were neither (i) nominated by a majority of the Incumbent Directors nor (ii) appointed by directors so nominated. An "Incumbent Director" is a member of the Board who has been either (i) nominated by a majority of the directors of the Company then in office or (ii) appointed by directors so nominated, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person (as hereinafter defined) other than the Board; or

     (b) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of (i) 20% or more of either (A) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"), in the case of either (A) or (B) of this clause (i), which acquisition is not approved in advance by a majority of the Incumbent Directors, or (ii) 33% or more of either (A) the Outstanding Company Common Stock or (B) the Outstanding Company Voting Securities, in the case of either (A) or (B) of this clause (ii), which acquisition is approved in advance by a majority of the Incumbent Directors; provided, however, that the following acquisitions shall
                     --------  -------
not constitute a Change of Control: (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (z) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this Appendix A are satisfied; or

     (c) Approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, unless, immediately following such reorganization, merger or consolidation, (i) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportion as their ownership immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 33% or more of the Outstanding Company Common Stock or the Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, 33% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such

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

reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were the Incumbent Directors at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

     (d) Approval by the stockholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all the assets of the Company, other than to a corporation with respect to which immediately following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 33% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 33% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were approved by a majority of the Incumbent Directors at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

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